Exhibit 99.3

CONSOLIDATED FINANCIAL STATEMENTS

Fluent, Inc. and Subsidiaries

Year Ended December 31, 2013

With Report of Independent Auditors

Exhibit 99.3

Fluent, Inc. and Subsidiaries

Consolidated Financial Statements

Year Ended December 31, 2013

Report of Independent Auditors

The Board of Directors and Stockholders

Fluent, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Fluent, Inc. and subsidiaries, which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows the years ended December 31, 2013 and 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fluent, Inc. and subsidiaries at December 31, 2013 and the consolidated results of their operations and their cash flows for the years ended December 31, 2013 and 2012, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York

June 24, 2014

Fluent, Inc. and Subsidiaries

Consolidated Balance Sheet

(Amounts in Thousands, Except Share Data)

December 31 2013
Assets
Current assets:
Cash	$1,448
Accounts receivable, net of allowances for doubtful accounts of $574	8,585
Prepaid expenses and other current assets	440
Prepaid to related party	2,272

Total current assets	12,745

Property and equipment, net	429
Other noncurrent assets	543
Intangible assets	—
Goodwill	—

Total assets	$13,717

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,005
Due to related party	294
Accrued expenses and deferred rent liability	2,075
Borrowings on line of credit	600
Income taxes payable	—

Total current liabilities	4,974
Deferred tax liabilities, net	132

Total liabilities	5,106

Stockholders’ equity:
Common stock, $.01 par value: 15,000,000 shares authorized; 13,500,000 shares issued and outstanding as of December 31, 2013	135
Subscription receivable	(135)
Additional paid-in capital	908
Retained earnings	7,703

Total stockholders’ equity	8,611

Total liabilities and stockholders’ equity	$13,717

See accompanying notes.

Fluent, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

(Amounts in Thousands)

	Year Ended December 31
	2013	2012
Revenue	$52,605	$45,269
Cost of revenue	36,078	32,064

Gross profit	16,527	13,205

Selling, general, and administrative expenses	12,272	8,740
Impairment of Net Song assets	248	—

Operating income	4,007	4,465

Interest income, net	15	25

Income before income taxes	4,022	4,490

Provision for income taxes	312	419

Net income	3,710	4,071

Comprehensive income	$3,710	$4,071

See accompanying notes.

Fluent, Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

(Amounts in Thousands, Except Share Data)

	Common Stock		Additional Paid-in	Retained
	Shares	Amount	Capital	Earnings	Total
Balance, January 1, 2012	13,500,000	$—	$561	$4,459	$5,020
Net income	—	—	—	4,071	4,071
Distributions	—	—	—	(2,891)	(2,891)

Balance, December 31, 2012	13,500,000	—	561	5,639	6,200
Stock-based compensation		—	347	—	347
Net income	—	—	—	3,710	3,710
Distributions	—	—	—	(1,646)	(1,646)

Balance, December 31, 2013	13,500,000	$—	$908	$7,703	$8,611

See accompanying notes.

Fluent, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Amounts in Thousands)

	Year Ended December 31
	2013	2012
Operating activities
Net income	$3,710	$4,071
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	293	177
Impairment of Net Song assets	248	—
Stock-based compensation	347	—
Deferred taxes	132	—
Changes in operating assets and liabilities:
Accounts receivable	(3,073)	(1,369)
Prepaid expenses and other current and noncurrent assets	(263)	(250)
Prepaid to related party	(2,272)	—
Accounts payable	101	560
Due to related party	82	107
Accrued expenses and deferred rent liability	844	(58)
Income taxes	(350)	(74)

Net cash (used in) provided by operating activities	(201)	3,164

Investing activities
Capital expenditures	(18)	(363)
Proceeds from sale of property and equipment	4	—
Purchase of Net Song, net of cash acquired	—	(255)

Net cash used in investing activities	(14)	(618)

Financing activities
Loan commitment fee	(10)	(10)
Borrowings on line of credit	400	200
Stockholder distributions	(1,646)	(2,891)

Net cash used in financing activities	(1,256)	(2,701)

Net decrease in cash	(1,471)	(155)
Cash at beginning of year	2,919	3,074

Cash at end of year	$1,448	$2,919

Supplemental disclosures of cash flow information
Cash paid during the year for income taxes	$525	$485

See accompanying notes.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(Amounts in Thousands, Except Share Data)

December 31, 2013

1. Organization and Nature of Business

Fluent, Inc. (collectively with its subsidiaries, the Company) was incorporated in Delaware on August 19, 2010, and has elected to be treated as an S corporation. It formally commenced operations in September 2010.

The Company provides performance-based digital advertising and marketing services and solutions to advertisers, publishers, and advertising agencies using proprietary and third-party platforms. The Company’s proprietary-hosted solutions deliver performance-based services to advertisers and provide enhanced monetization for publishers (websites and other content owners) through the use of its internally developed technologies and methods that are capable of segmenting users and serving targeted advertisements online, on mobile devices, and via other media. As part of its proprietary solutions, the Company also owns and operates its own websites (O2), which provide users with promotional offers, information such as job listings, and offers for other goods and services using its targeted ad serving capabilities.

The Company also provides third-party solutions through its affiliate network and other brokered services.

The Company’s customers are primarily located in the United States. The Company is headquartered in the state of New York.

2. Summary of Significant Accounting Policies

Basis of Preparation

These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP).

Principles of Consolidation

The consolidated financial statements include the accounts of Fluent, Inc. and its wholly owned subsidiaries, American Prize Center, LLC (APC); Reward Zone USA, LLC (RZU); and Net Song, Ltd (Net Song). The operating results of APC have been included since its incorporation on August 27, 2012. The operating results of RZU have been included since the date of the contribution agreement of March 1, 2013. The operations of Net Song have been included since the acquisition date of October 1, 2012. All significant intercompany transactions and balances have been eliminated in consolidation.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

Reclassifications

Certain amounts in the 2012 consolidated financial statements have been reclassified to conform to the 2013 presentation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include depreciation and amortization, stock-based compensation expense, unbilled revenue, income tax provision, and certain accrued expenses. Actual results may differ from those estimates.

Fair Value of Financial Instruments

The Company utilizes fair value measurements when required. The carrying amounts of cash, accounts receivable, other current assets, other noncurrent assets, accounts payable, accrued expenses, and borrowing on line of credit approximate their respective fair values as of December 31, 2013, due to their short-term nature.

Revenue Recognition

Revenue is recognized in accordance with terms detailed in advertiser agreements and/or the attendant insertion order(s). These terms typically call for a specific payout per user based on a predefined user action (for example, a registration, a toolbar download, a newsletter sign-up) subject to certain qualifying conditions (most significant, each user must be validated and/or unique to the client’s existing database). These user actions are tracked in real time by the Company’s systems, reported, recorded, and regularly reconciled against advertiser data either in real time or at various contractually defined periods whereupon the number of qualified users during such specified period are finalized and adjustments, if any, to revenue are made. Additional revenues are generated through revenue-sharing agreements with advertisers who email offers to users provided by the Company from its proprietary database.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, the fee is fixed or determinable, collectability is reasonably assured, and services are performed. Generally, services are deemed to have been performed at the time a qualified lead is delivered to the client.

In the normal course of business, the Company acts as an intermediary in executing transactions with third parties. The determination of whether revenue should be reported on a gross or net basis is based on an assessment of whether the Company is acting as the principal or an agent in the Company’s transactions. In determining whether the Company acts as the principal or an agent, the Company follows the accounting guidance of ASC 605-45, Principal Agent Considerations. The determination of whether the Company is acting as a principal or an agent in a transaction involves judgment and is based on an evaluation of the terms of each arrangement. While not one of the factors individually is considered presumptive or determinative, because the Company is the primary obligor and is responsible for (1) identifying and contracting with third-party advertisers; (2) establishing the selling prices of user action sold; (3) performing all billing and collection activities, including retaining credit risk; and (4) bearing sole responsibility for fulfillment of the advertising inventory even if the Company lacks advertising campaigns to monetize the traffic, the Company acts as the principal in these arrangements and therefore reports revenue earned and costs incurred related to these transactions on a gross basis.

Cost of Revenue

The Company enters into agreements with publishers that enable those publishers to monetize their websites and other advertising inventory through the placement and/or display of targeted advertising. The Company typically enters into either revenue-sharing arrangements or flat guarantee arrangements with its publishers. In a 70/30 revenue-sharing arrangement, the Company would generate media costs for the Company equivalent to 70% of the revenue received from the advertisers whose advertisements are placed on a publisher’s website, determined on a cost per action (CPA) or cost per lead (CPL) basis, as reported by the Company’s systems. In a flat guarantee arrangement, the Company would generate media costs on a cost per thousand (CPM) or unique user basis, based on a rolling 30-day average, regardless of the revenues generated from such traffic. In the case of the Company’s O2 properties, the Company buys media (leads) from publishers based on partial and full-user registration on its O2 sites, regardless of the revenues generated by such leads.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

Concentration of Credit Risk and Other Risks

The elements of the Company’s consolidated financial statements that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash in one financial institution. At times, such cash balances may be in excess of federally insured limits. The Company has not experienced any losses and believes that it is not exposed to any significant credit risks with respect to cash.

For the year ended December 31, 2013, there were no customers that accounted for more than 10% of revenue, and there was one customer that accounted for 10% of outstanding accounts receivables as of December 31, 2013. For the year ended December 31, 2012, there were two customers that accounted for 45% of revenue, and there was one customer that accounted for 12% of outstanding accounts receivables as of December 31, 2012.

For the year ended December 31, 2013, there was one publisher that accounted for 17% of cost of revenue. For the year ended December 31, 2012, there were no publishers that accounted for more than 10% of cost of revenue.

Accounts Receivable and Credit Policies

The Company extends credit to customers and generally does not require any security or collateral. Accounts receivable are recorded at the invoiced amount. The Company carries its accounts receivable balances at net realizable value. Management evaluates the collectability of its accounts receivable balances on a periodic basis and determines whether to provide an allowance or if any accounts should be written down and charged to expense as a bad debt. The evaluation is based on a past history of collections, current credit conditions, the length of time the account is past due, and a history of write-downs. A receivable balance is considered past due if the Company has not received payments based on agreed-upon terms.

The allowance for doubtful accounts was $574 as of December 31, 2013.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment, Net

Property and equipment are carried at cost less depreciation and amortization. Depreciation and amortization of property and equipment are provided using the straight-line method over the following estimated useful lives:

Description	Estimated Life (Years)
Software	3 years
Office equipment	5 years
Computer equipment	5 years
Furniture and fixtures	7 years

Property and equipment at December 31, 2013, consist of the following:

2013
Office equipment	$71
Computer equipment	61
Furniture and fixtures	51
Software	760

Property and equipment	943
Less accumulated depreciation and amortization	(514)

Property and equipment, net	$429

Property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of property and equipment is not recoverable if it exceeds the sum of undiscounted cash flows expected to result from the use and eventual disposition of the asset. Any unrecoverable carrying amounts are adjusted to fair value. During the year ended December 31, 2013, property and equipment of $30 were fully impaired as a result of the dissolution of Net Song and disposal of its assets.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

Costs incurred to develop the Company’s web applications are capitalized and amortized over the estimated useful lives of the web applications in accordance with ASC 350-40 and 350-50, Internal-Use Software and Website Development Costs, respectively. These costs consist of expenses incurred in the creation of the Company’s proprietary platform and various material additions to its functionality during the course of the year. Web application software development costs are included in property and equipment and are amortized over an estimated useful life of three years. These capitalized costs are included in software in the table above. During the years ended December 31, 2013, the software costs capitalized were $0. At December 31, 2013, the Company had capitalized software costs of $320, net of accumulated amortization of $440. The amortization expense is included within selling, general, and administrative expenses in the consolidated statements of income and comprehensive income.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price of Net Song over the fair value of the underlying net tangible and intangible assets. Goodwill is evaluated for impairment annually, whenever events or changes in circumstances indicate the carrying value of the goodwill may not be recoverable.

In accordance with ASC 350, Intangibles – Goodwill and Other, an initial qualitative analysis is performed to evaluate whether any events and circumstances occurred or exist that provide evidence that is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, based on this analysis, indicators deem it not more likely than not that the fair value of the reporting unit is less than its carrying amount, no quantitative impairment test is performed. However, if the results determine that it is more likely than not that the fair value of the reporting unit is less than its carrying amount, a two-step quantitative impairment test is performed. During the year ended December 31, 2012, goodwill of $157 was recorded in connection with the acquisition of Net Song. During the year ended December 31, 2013, goodwill of $157 was impaired as a result of the dissolution of Net Song and disposal of its assets (see Note 5).

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

Intangible assets of $61 consist of identifiable intangible software assets resulting from the Company’s acquisition of Net Song. These intangible software assets acquired from Net Song, classified as in-process R&D, were considered indefinite-lived intangible assets. These assets were valued according to fair value, which is defined in ASC 820, Fair Value Measurement. During the year ended December 31, 2013, intangible assets of $61 were fully impaired based on the determination that they provided no future financial benefit to the Company as market saturation eroded the potential value of these assets (see Note 5).

Fair Value Measurements

Fair value, clarified in FASB authoritative guidance as an exit price, represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As a result, fair value should be determined using a market-based approach, based on assumptions that market participants would use in pricing an asset or a liability. As a basis for considering these assumptions, the guidance defines a three-tier value hierarchy that prioritizes the inputs used in the valuation methodologies in measuring fair value.

•	Level 1 – unadjusted quoted prices in active, accessible markets for identical assets or liabilities

•	Level 2 – other inputs that are directly or indirectly observable in the marketplace

•	Level 3 – unobservable inputs that are supported by little or no market activity

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

Advertising and Promotion

In accordance with ASC 720-35, Advertising Costs, advertising and promotion costs are expensed as incurred. Advertising and promotion expenses of $312 and $620, respectively, were recorded in selling, general, and administrative expenses in the consolidated statements of income and comprehensive income for the years ended December 31, 2013 and 2012.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

Accounting for Equity-Based Compensation

The Company accounts for equity-based compensation granted to employees using the fair value recognition provisions of ASC 718, Compensation – Stock Compensation. Equity-based compensation expense for all equity-based compensation awards is based on the grant date fair value in accordance with the provisions of ASC 718.

Deferred Rent

The Company recognizes and records rent expense related to its lease agreements, which include scheduled rent increases, on a straight-line basis beginning on the commencement date over the life of the lease. Differences between straight-line rent expense and actual rent payments are recorded as deferred rent liability and presented as a current liability in the consolidated balance sheets.

Income Taxes

The Company has elected to be treated as an S corporation for federal and state income tax reporting purposes. Accordingly, no material federal or state provision for income taxes is recorded in these financial statements, and income and expense items are reported to stockholders in accordance with Subchapter S of Chapter 1 of the Internal Revenue Code (Sections 1361 through 1379). The Company is, however, subject to New York City corporate income tax on all income in New York City.

The Company accounts for income taxes under the provisions of ASC 740, Income Taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each balance sheet date, based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. The assessment of the realizability of deferred tax assets involves a high degree of judgment and complexity. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are expected to be realized. If it is determined that it is more likely than not that future tax benefits associated with a deferred tax asset will not be realized, a valuation allowance is provided. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the consolidated statements of income and comprehensive income as an adjustment to income tax expense in the period that includes the enactment date.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

2. Summary of Significant Accounting Policies (continued)

As required by the uncertain tax position guidance in ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon settlement with the relevant tax authority.

3. Related-Party Transactions

The Company engages in activities with related-parties on an arm’s-length basis.

US Digital (USD)

As of December 31, 2012, the Company had receivables due from USD, an independent but commonly owned related-party, in the amount of $430, which were fully reserved. USD is a premium mobile content provider that contracted with a mobile billing aggregator, Mobile Messenger U.S. Inc. (Mobile Messenger), to provide full-service content, customer service, and billing relationships with the major mobile carriers. Mobile Messenger withheld payment to USD for leads generated throughout the course of 2012. See Note 4 for further information regarding USD and Mobile Messenger. During 2013 and 2012, revenue earned from providing services to USD aggregated $0 and $1,132, respectively. No additional transactions occurred during the year ended December 31, 2013.

Fluent Media Solutions

As of December 31, 2013, the Company had a payable due to an independent but commonly owned related-party in the amount of $294. The related-party, Fluent Media Solutions, is a publisher with which the Company entered into revenue-sharing arrangements in 2013 and 2012. During 2013 and 2012, total payments to Fluent Media Solutions for media costs were $341 and $655, respectively.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

3. Related-Party Transactions (continued)

Captive Insurance Companies

In 2013, the Company entered into agreements with two related-party captive insurance companies to insure risks that were not otherwise insurable with commercially available policies. These related-parties, Whitehall Insurance Company, Ltd (Whitehall) and RMS Insurance Company, Ltd (RMS) (collectively, the Captives), are under common control with the Company. Whitehall is owned by three of the Company shareholders, and RMS is wholly owned by Ryan Schulke, the Company’s Chief Executive Officer and 55% shareholder, who is also Treasurer of both Captives. During December 2013, the Company paid premiums of $2,284 to the Captives for 11 policies covering the policy period December 30, 2013 to December 29, 2014. As of December 31, 2013, $2,272 are recorded as prepaid to related party and presented as current assets in the consolidated balance sheets.

Loans to Shareholders

In 2012, the Company loaned $194 to two shareholders to pay the taxes on the 2011 transfer of 1,800,000 shares of common stock to these shareholders. Shareholder loans are included in other noncurrent assets on the consolidated balance sheets. The loans accrue interest at 0.25% per year and are due within 3 years or earlier if there is a change of control by a noncurrent shareholder or a listing of the Company’s common stock on a public exchange.

4. Commitments and Contingencies

Leases

During 2012, the Company leased office space at three separate locations, all subject to noncancellable operating leases. The leases require, among other things, the payment of minimum annual rentals and portions of the real estate taxes and insurance, maintenance, and other operating expenses related to the property. In January 2012, the Company amended a lease agreement to obtain an adjoining floor in the second New York City office space; the leases for both New York City offices expired in January 2014. In December 2013, the Company entered into a lease agreement with Medley Global Advisors, LLC for the entire 15th floor in the building located at 33 Whitehall Street in New York City. The lease requires, among other things, the payment of minimum annual rentals and the Company’s proportionate share of the taxes and other operating expenses related to the property. The lease will expire in November 2017.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

4. Commitments and Contingencies (continued)

Company recognizes rent expense on a straight-line basis over the lease period.

As of December 31, 2013, the minimum annual rental payments under the terms of the leases are as follows:

Year ending December 31:
2014	$340
2015	524
2016	524
2017	480

Total minimum lease payments	$1,868

The Company recognized rent expense on a straight-line basis over the lease periods. For the years ended December 31, 2013 and 2012, rent expense for the office facilities was $593 and $490, respectively.

Legal Contingencies

During the normal course of its business, the Company is occasionally involved with various claims and litigation. Reserves are established in connection with such matters when a loss is probable and the amount of such loss can be reasonably estimated. The determination of probability and the estimation of the actual amount of any such loss are inherently unpredictable, and it is therefore possible that the eventual outcome of such claims and litigation could exceed the estimated reserves. Based upon the Company’s experience, current information, and applicable law, it does not believe it is reasonably possible that any proceedings and claims will have a material effect on its consolidated financial statements.

Guarantee

On June 18, 2013, the Company guaranteed the obligation of USD to indemnify Mobile Messenger under a corporate guarantee to induce Mobile Messenger to release funds to USD that it was holding and that USD owed to the Company for lead generation services. Under the agreement signed between USD and Mobile Messenger, USD indemnified Mobile Messenger for certain claims attributable to the operation of the premium short message service (PSMS) service. The Company provided lead generation services to USD.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

4. Commitments and Contingencies (continued)

To date, Mobile Messenger has sent two notices to USD and the Company reiterating USD’s duty of indemnification and the Company’s guarantee thereof but has not demanded indemnification. Based upon the Company’s current information, the Company is unable to predict whether Mobile Messenger will seek indemnification, and if it does, the amount that it will seek to collect from USD and/or the Company. USD and the Company believe that they have valid defenses to any claim that they owe a duty to indemnify Mobile Messenger for the claims asserted. Moreover, even if it is determined that USD and/or the Company owe a duty to indemnify Mobile Messenger, the Company believes that USD’s PSMS revenues made up only a small portion of the aggregate PSMS billings processed by Mobile Messenger and any indemnification obligation would be based on USD’s proportionate share of Mobile Messenger’s aggregate billings.

5. Acquisition of Net Song

On October 1, 2012, the Company entered into an agreement to acquire 100% of the equity of Net Song, a Chinese application development entity, from a related-party for cash consideration of $310. Net Song was acquired from a commonly owned related-party of the Company. The Company acquired Net Song to increase its IT development bandwidth in support of its core business and to invest in research and development of new technologies. As part of this transaction, the Company acquired all of the tangible and intangible assets of the Chinese entity and recorded goodwill according to ASC 805, Business Combinations.

The aggregate purchase price of $310 was allocated as follows:

Goodwill	$157
Intangible assets	61
Cash	55
Fixed assets, net	29
Other assets	23
Accounts payable	(15)

$310

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

5. Acquisition of Net Song (continued)

In September 2013, the Company decided to cease operations of Net Song due to operational underperformance. In accordance with this decision, the goodwill balance recorded in the transaction was deemed to be impaired and was written down to zero. The intangible assets acquired were also fully impaired based on the determination that they provided no future financial benefit to the Company as market saturation eroded the potential value of these assets.

6. Borrowings on Line of Credit

In September 2012, the Company entered into an agreement with Bank of America for a $2,000 revolving line of credit. Under the agreement, the Company may repay principal amounts and re-borrow them at any point during the availability period. The revolving line of credit expired on September 30, 2013.

On August 23, 2013, the Company amended the revolving line of credit agreement and extended it to September 2014. All other terms remained consistent with the original agreement. As of December 31, 2013, the Company had borrowed $600 against the revolving line of credit.

7. Stock-Based Compensation

In July 2011, the Company granted to three employees options to purchase, in aggregate, 787,500 common shares at a price of $0.01 per share. The options have a seven-year expiration date and vest over a two-and-one-half-year term from the grant date, subject to various performance criteria; however, exercise, in all circumstances, is restricted to the earlier of a change of control by a noncurrent shareholder or a listing of the Company’s common stock on a public exchange. Since the performance criteria were not achieved in 2013, no compensation expense has been recorded. In January 2014, the vesting period expired, and as the performance condition was not met, the options were cancelled.

In June 2013, the Company amended its shareholder agreement to reflect the transfer of 432,000 common shares to a non-shareholder employee. In accordance with the provisions of ASC 718, for compensation expense purposes, the fair value of the shares transferred was estimated using a discounted cash flow model under the income approach.

Fluent, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(Amounts in Thousands, Except Share Data)

7. Stock-Based Compensation (continued)

The following table summarizes the assumptions used to determine the fair value of the shares:

Long-term growth rate	3.0%
Cost of capital	35.0%
Discount for lack of marketability	40.0%

The Company recognized the full amount of stock-based compensation expense related to this award of $347 for the year ended December 31, 2013, as the shares were fully vested upon issuance.

8. Subsequent Events

The Company’s subsequent events were evaluated through June 24, 2014, when the consolidated financial statements were available to be issued. No additional evaluation for subsequent events was performed for the entity after June 24, 2014.

In 2014, the Company loaned the shareholder, who had been transferred 432,000 common shares in June 2013 (see Note 7), an aggregate of $260 to pay the taxes related to the stock-based compensation and for other purposes. The loan accrues interest at 0.35% per year and is due on demand or earlier if there is a change of control by a noncurrent shareholder or a listing of the Company’s common stock on a public exchange.